UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2026

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

April 2026 Distributions

As previously disclosed, on February 2, 2026, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee(2)	Net Distribution
April 2026 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
April 2026 Class S Shares Distribution	$0.1875	$0.0171	$0.1704

(1) Gross amounts of previously declared distributions.
(2) Amount is estimated utilizing the March 31, 2026 net asset value per share.

The April regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on April 30, 2026 and will be paid on or around May 28, 2026.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of March 31, 2026, the Fund had investments in 458 portfolio companies with total fair value of approximately $9,928 million. As of March 31, 2026, the Fund’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of March 31, 2026
First Lien Senior Secured	96%
Junior Debt	1%
Equity & Other	3%

As of March 31, 2026, approximately 99% of the debt investments in the Fund’s portfolio, based on fair value, were floating rates and seven debt investments representing approximately 1% had a fixed interest rate. As of March 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of March 31, 2026
Software	20%
Healthcare Technology	7%
Hotels, Restaurants & Leisure	7%
Healthcare Equipment & Supplies	6%
Insurance	6%
Diversified Financial Services	5%
Healthcare Providers & Services	5%
Diversified Consumer Services	5%
Professional Services	4%
Specialty Retail	4%

As of March 31, 2026, the Fund’s aggregate net asset value ("NAV") was approximately $4,549 million, the fair value of its portfolio investments was approximately $9,928 million, and it had approximately $5,642 million of debt and short-term borrowings outstanding. As of March 31, 2026, the Fund’s debt-to-equity leverage ratio was 1.25x and GAAP debt-to-equity ratio, net, which reduces total debt by cash and cash equivalents, foreign currencies and restricted cash held for partial repayment on notes of certain of the Fund’s securitization vehicles past their reinvestment period term, if any, was 1.23x.

Net Asset Value

The NAV per share of each class of shares of the Fund as of March 31, 2026, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of March 31, 2026
Class I Shares	$24.14
Class S Shares	$24.14

As of March 31, 2026, no Class D common shares of beneficial interest of the Fund were outstanding.

Additional Portfolio and Business Commentary

Credit spreads widened meaningfully in the quarter ending March 31, 2026 across a wide variety of credit asset classes, including loans to sponsor-backed companies. For the Fund, this spread widening led to unrealized losses from fair value adjustments (not permanent impairment of capital), even though overall credit performance of the portfolio remained solid. Approximately 97.7% of the Fund’s investment portfolio at fair value, or $9,706 million, was rated in the Fund’s highest Internal Performance Rating1 (“IPR”) categories, IPR 4 and IPR 5. As of March 31, 2026, the fair value of the Fund’s IPR 4 and IPR 5 debt investments as a percentage of outstanding principal (“Average Price”) declined to 98.1%, compared to 99.8% as of December 31, 2025. Net unrealized losses resulting from this decline in Average Price of the Fund’s IPR 4 and IPR 5 debt investments are estimated to have contributed approximately 96% of the decrease in the Fund’s NAV per share from $25.15 as of December 31, 2025 to $24.14 as of March 31, 2026.
As of March 31, 2026, IPR 3 investments represented 2.2% and IPR 1 and IPR 2 investments represented just 0.1% of the Fund’s investment portfolio at fair value.

As of March 31, 2026, the Fund has $1.85 billion of total available liquidity2 from unrestricted cash, undrawn commitments on revolving credit facilities and the $300 million unused, unsecured revolver provided by GC Advisors LLC (“GC Advisors”).

On April 23, 2026, the Fund increased its liquidity profile by entering into an amendment to its SMBC Credit Facility3, increasing total commitments by $525 million to $3,127.5 million and lowering borrowing costs by reducing the applicable margin to 1.75% and eliminating the 0.10% credit spread adjustment.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the April 1, 2026 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	9,217,860	$231,425,294
Class I Shares	156,113,557	$3,918,445,682

End Notes

1 As part of our monitoring process, GC Advisors regularly assesses the risk profile of each of the Fund’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower could be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments could be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

For any investment rated 1, 2 or 3, GC Advisors will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions.

GC Advisors monitors and, when appropriate, changes the internal performance ratings assigned to each investment in the Fund’s portfolio. In connection with the Fund’s valuation process, GC Advisors and the Fund’s board of trustees review these internal performance ratings on a quarterly basis.
2 Total available liquidity includes $1.5 billion in undrawn commitments under the SMBC Credit Facility (as defined below) which, as of March 31, 2026, allowed for borrowings of up to $2.6025 billion, $50 million in undrawn commitments under the senior secured revolving credit facility with the Fund, as servicer, Bank of America, N.A., as administrative agent and sole lender, and Computershare Trust Company, N.A., as collateral custodian which, as of March 31, 2026, allowed for borrowing of up to $500 million and $300 million in undrawn aggregate commitments under the GC Advisor Revolver, which, as of March 31, 2026, allowed for borrowings of up to $300 million.
3 On April 23, 2026, the Fund entered into the fifth amendment (the “Fifth Amendment”) to the senior secured revolving credit facility, dated as of September 6, 2023, and as amended by the First Amendment thereto, dated May 6, 2024, the Second Amendment thereto, dated July 24, 2024, the Third Amendment thereto, dated November 22, 2024 and the Fourth Amendment thereto, dated June 26, 2025 (as supplemented or amended, the “SMBC Credit Facility”), by and among the Fund, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto. The Fifth Amendment, among other things, (a) increased the aggregate commitments under the SMBC Credit Facility from $2.6025 billion to $3.1275 billion through the addition of two new lenders and through increased term and revolving commitments from certain existing lenders, (b) increased the accordion feature, which allows the Fund, under certain circumstances, to increase the total size of the facility to a total facility size of $4.5 billion from $3.0 billion, (c) reduced the applicable margin on borrowings to 1.75% from 1.875% for any Term Benchmark Loan or RFR Loan, and removed the 0.10% Term SOFR Credit Adjustment Spread, and (d) extended the revolving period and maturity dates to four and five years, respectively, from the Fifth Amendment closing date. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Fifth Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: April 27, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer